Exhibit 3.6

BYLAWS

of

RAIN ENHANCEMENT TECHNOLOGIES HOLDCO, INC.

ARTICLE I

GENERAL

1.1            Registered Office and Registered Agent. The registered office and registered agent of Rain Enhancement Technologies Holdco, Inc., a Massachusetts corporation (the “Corporation”) shall be as set forth in the Corporation’s Articles of Organization, as amended and in effect from time to time the “Articles”) or subsequent filing with the Secretary of the Commonwealth. The Board of Directors (the “Board”) or President of the Corporation may at any time change the registered office or the registered agent by making the appropriate filing with the Secretary of the Commonwealth.

1.2            Principal Office. The principal office of the Corporation shall be within or without the Commonwealth of Massachusetts as set forth in the Corporation’s Articles or subsequent filing with the Secretary of the Commonwealth.

1.3            Other Offices. The Corporation may also have other offices at any places, within or without the Commonwealth of Massachusetts, as the Board of Directors may designate, or as the business of the Corporation may require or as may be desirable.

1.4            Books and Records. Any records maintained by the Corporation in the regular course of its business, including its share ledger, books of account and minute books, may be maintained on any information storage device or method; provided that the records so kept can be converted into clearly legible paper form within a reasonable time. The Corporation shall convert any records so kept upon the written request of any person entitled to inspect such records pursuant to applicable law. The books and records of the Corporation may be kept within or outside the Commonwealth of Massachusetts at such place or places as may from time to time be designated by the Board, provided that a copy of the following records be kept at its principal office or an office of its transfer agent or of its secretary or assistant secretary or of its registered agent: (a) its articles or restated articles of organization and all amendments to them currently in effect; (b) its bylaws or restated bylaws and all amendments to them currently in effect; (c) resolutions adopted by its Board of Directors creating one or more classes or series of shares, and fixing their relative rights, preferences, and limitations, if shares issued pursuant to those resolutions are outstanding; (d) the minutes of all shareholders’ meetings, and records of all action taken by shareholders without a meeting, for the past 3 years; (e) all written communications to shareholders generally within the past 3 years, including the financial statements furnished under section 16.20 of the Massachusetts Business Corporation Act, Chapter 156D of Massachusetts General Laws (“MBCA”) for the past 3 years; (f) a list of the names and business addresses of its current directors and officers; and (g) its most recent annual report delivered to the secretary of state of the Commonwealth of Massachusetts.

ARTICLE II

ARTICLES OF ORGANIZATION

2.1            Bylaws Subject to Articles of Organization. The name and purposes of the Corporation shall be as set forth in the Corporation’s Articles. These Bylaws, the powers of the Corporation and of its Directors and shareholders, or of any class of shareholders if there shall be more than one class of stock, and all matters concerning the conduct and regulation of the business and affairs of the Corporation shall be subject to such provisions in regard thereto, if any, as are set forth in the Articles. For the avoidance of doubt, these Bylaws are adopted subject to any applicable law and the Articles. Whenever these Bylaws may conflict with any applicable law or the Articles, such conflict shall be resolved in favor of such law or the Articles.

ARTICLE III

SHAREHOLDERS

3.1            Annual Meeting. The annual meeting of shareholders of the Corporation for the election of Directors and the transaction of such other business as may properly come before the meeting shall be held on such date and at such time as shall be determined by the Board of Directors each year, which date and time may subsequently be changed at any time, including the year any such determination occurs.

3.2            Conduct of Meetings. The chairman of each annual and special meeting of shareholders shall be the Chairman of the Board or, in the absence (or inability or refusal to act) of the Chairman of the Board, any Chief Executive Officer (if he or she shall be a director) or, in the absence (or inability or refusal to act) of the Chief Executive Officer or if such Chief Executive Officer is not a director, the President (if he or she shall be a director) or, in the absence (or inability or refusal to act) of the President or if the President is not a director, such other person as shall be appointed by the Board. The Board may adopt such rules and regulations for the conduct of the meeting of shareholders as it shall deem appropriate. Except to the extent inconsistent with these Bylaws or such rules and regulations as adopted by the Board, the chairman of any meeting of shareholders shall have the right and authority to convene and to adjourn the meeting, to prescribe such rules, regulations and procedures and to do all such acts as, in the judgment of such chairman, are appropriate for the proper conduct of the meeting. The secretary of each annual and special meeting of shareholders shall be the Secretary or, in the absence (or inability or refusal to act) of the Secretary, an Assistant Secretary so appointed to act by the chairman of the meeting. In the absence (or inability or refusal to act) of the Secretary and all Assistant Secretaries, the chairman of the meeting may appoint any person to act as secretary of the meeting.

3.3            Special Meetings. The Secretary (or in case of the death, absence, incapacity or refusal of the Secretary, another officer) shall call the special meetings of the shareholders pursuant to a notice setting forth the purposes for which the meeting is to be held. The President, the Directors, or the holders of at least a majority of all the votes entitled to be cast on any issue to be considered at the proposed special meeting may also call a special meeting of shareholders by signing, dating, and delivering to the Secretary a written demand for the meeting describing the purpose for which it is to be held. Only business within the purposes described in the meeting notice may be conducted at a special shareholders’ meeting.

3.4            Place of Meeting; Meetings by Remote Communications; Adjournment.

(a)             Place of Meeting. Meetings of the shareholders may be held at the principal office of the Corporation in the Commonwealth of Massachusetts, or at such places within or without the Commonwealth of Massachusetts as may be specified in the notices of such meetings.

(b)             Meetings of Shareholders by Remote Communications. The Board of Directors may authorize shareholders not physically present at any annual or special meeting of shareholders to participate in such meeting of shareholders by means of remote communication and be deemed present and entitled to vote at the meeting, subject to any guidelines and procedures adopted by the Board of Directors. The Board of Directors may also authorize that any annual or special meeting of shareholders shall be held solely by means of remote communication as set out in this Section 3.4 without a physical assembly of shareholders.

(c)             Certain Required Measures. At a meeting in which shareholders can participate by means of remote communication, the Corporation shall implement reasonable measures to:

i.	verify that each person deemed present and permitted to vote at the meeting by means of remote communication is a shareholder or proxy holder; and

ii.	allow shareholders and proxy holders participating by remote communication to either read or hear the proceedings as they take place and to participate in the meeting and vote on matters submitted to the shareholders.

(d)             Maintenance of Records. The Corporation shall maintain a record of the vote or other action taken by shareholders or proxy holders at the meeting by means of remote communication.

(e)             Adjournment. When any annual or special meeting has been convened, the Chairman of the Board or other presiding officer may adjourn the meeting for a period of time not to exceed 30 days if (a) no quorum is present for the transaction of business or (b) the Chairman of the Board or other presiding officer determines that adjournment is necessary or appropriate to enable the shareholders (i) to consider fully information which such officer determines has not been made sufficiently or timely available to shareholders or (ii) otherwise to exercise effectively their voting rights. The Chairman of the Board or other presiding officer in such event shall announce the adjournment and date, time and place of reconvening.

3.5            Notice of Meetings. A written notice of the date, time, and place of each annual and special shareholders’ meeting describing the purposes of the meeting shall be given to shareholders entitled to vote at the meeting (and, to the extent required by law or the Articles of Organization, to shareholders not entitled to vote at the meeting) at least seven (7) days (but not nor more than sixty (60) days) before the meeting date, which notice may be waived by shareholders holding a majority of the votes entitled to be cast at such meeting. If an annual or special meeting of shareholders is adjourned to a different date, time or place, notice need not be given of the new date, time or place if the new date, time or place is announced at the meeting before adjournment. If a new record date for the adjourned meeting is fixed, however, notice of the adjourned meeting shall be given under this Section to persons who are shareholders as of the new record date. All notices to shareholders shall conform to the requirements of Article III.

3.6            List of Shareholders Entitled to Vote. The officer or agent having charge of the share transfer records for shares of the Corporation shall prepare an alphabetical list of all shareholders entitled to notice of the meeting, arranged by voting group and by class and series of shares, with the address of and the number of shares held by each shareholder. The list shall be available for inspection by any shareholder beginning two (2) business days after notice of the meeting is given at the principal place of business of the Corporation or if the meeting will be held at another location, at a place in the city where the meeting will be held, which shall be identified in the meeting notice. The list shall also be produced and kept open at the time and place of the meeting and shall be subject to the inspection of any shareholder during the whole time of the meeting. If any shareholders are participating in the meeting by means of remote communication, the list must be open to examination by the shareholders for the duration of the meeting on a reasonably accessible electronic network, and the information required to access the list must be provided to shareholders in the meeting notice. The Corporation shall take reasonable steps to ensure that the information is available only to shareholders of the Corporation.

3.7            Quorum of Shareholders. At any meeting of shareholders, a quorum shall consist of the holders of a majority of the voting power of the shares of stock entitled to vote at that meeting, present in person or represented by proxy. Stock owned directly or indirectly by the Corporation, if any, shall not be deemed outstanding for this purpose. Any meeting may be adjourned from time to time by a majority of the votes properly cast upon the question, whether or not a quorum is present, and the meeting may be held as adjourned without further notice.

3.8            Action by Vote.

(a)    Election of Directors. Other than in a Contested Election Meeting (as defined below), when a quorum is present at any meeting of shareholders, a nominee for director shall be elected to the Board of Directors if the votes properly cast “for” such nominee’s election exceed the votes properly cast “against” such nominee’s election (with “abstentions,” “broker non-votes” and “withheld votes” not counted as a vote “for” or “against” such nominee’s election). In a Contested Election Meeting, when a quorum is present, directors shall be elected by a plurality of the votes properly cast at such meeting. A meeting of shareholders shall be a “Contested Election Meeting” if there are more persons nominated for election as Directors at such meeting than there are directors to be elected at such meeting, determined as of the tenth day preceding the date of the Corporation’s first notice to shareholders of such meeting sent pursuant to Section 3.5 of these Bylaws (the “Determination Date”); provided, however, that if in accordance with Section 4.2 of these Bylaws shareholders are entitled to nominate persons for election as Director for a period of time that ends after the otherwise applicable Determination Date, the Determination Date shall instead be as of the end of such period. No ballot shall be required for any election unless requested by a shareholder present or represented at the meeting and entitled to vote in the election.

(b)    Other Matters. Except as provided in Section 3.8(a), when a quorum is present at any meeting of shareholders, a majority of the votes properly cast upon any question shall decide the question, except when a larger vote is required by law, by the Articles or by these Bylaws.

3.9            Voting. Shareholders entitled to vote shall have one vote for each share of stock entitled to vote held by them of record according to the records of the corporation, unless otherwise provided by the Articles. The corporation shall not, directly or indirectly, vote any share of its own stock.

3.10          Action by Written Consent.

(a)    Votes Required for Action. Any action required or permitted to be taken at any meeting of shareholders may be taken without a meeting by shareholders having not less than the minimum number of votes necessary to take the action at a meeting at which all shareholders entitled to vote on the action are present and voting, in accordance with the Articles and this Section 3.10. Such action shall be evidenced by a consent or consents in writing, setting forth the action so taken, which shall be (i) signed and delivered to the secretary and not revoked by shareholders having the requisite votes, and (ii) filed with the records of the meetings of shareholders. Such consents shall be treated for all purposes as a vote at a meeting.

(b)    Request for Record Date. Shareholders may act by written consent if shareholders who own in the aggregate not less than a majority of the votes entitled to be cast, as determined in accordance with the Articles, shall (i) by written notice to the secretary request that the Board of Directors fix a record date (a “Written Request”) prior to soliciting any written consents in respect of such action, (ii) solicit consents to take such action from all shareholders, and (iii) continuously own (as determined in accordance with the Articles) not less than a majority of the votes entitled to be cast from the outstanding shares of stock of the Corporation through the date of delivery of written consents signed by shareholders having the requisite votes to take such action. Delivery of such Written Request shall be by hand, by registered U.S. mail, or by courier service to the attention of the Secretary at the principal executive offices of the Corporation. A shareholder may revoke a Written Request with respect to such shareholder’s shares at any time by written revocation delivered to the Secretary. In addition, any disposition of shares of the Corporation’s stock made at any time prior to the delivery of the first written consent with respect to the action for which the Written Request is submitted shall constitute a revocation, with respect to such disposed shares, of any such Written Request.

(c)    Contents of Written Request. A Written Request shall be signed and dated by each shareholder, or duly authorized agent of such shareholder, submitting the Written Request and shall be accompanied by (i) the information required by Sections 3.5 or 4.2 of these Bylaws, as applicable, and (ii) an acknowledgment that any disposition of shares described in Section 3.10(b) of these Bylaws constitutes a revocation of the Written Request with respect to such disposed shares. In addition, the shareholders shall promptly provide any other information reasonably requested by the Corporation.

(d)    Record Date. The Board of Directors shall promptly, but in all events within ten (10) business days after the date on which a Written Request complying with these Bylaws (including Section 3.10(e) below) is received by the Secretary, adopt a resolution fixing the record date for determining shareholders entitled to take action by written consent. If no record date has been fixed by the Board of Directors within ten (10) business days after the date on which a Written Request complying with these Bylaws is received by the Secretary, and the Written Request involves a matter that is a proper subject for action by written consent under Section 3.10(e) of these Bylaws, the record date shall be the date on which the first shareholder signs the written consent setting forth the action taken or proposed to be taken in accordance with this Section 3.10.

(e)    Actions Which May Be Taken by Written Consent. Notwithstanding the foregoing, the Board of Directors shall not be obligated to set a record date for an action by written consent if (i) such action is not a proper subject for shareholder action, either by written consent or otherwise, under applicable law, (ii) the Board of Directors has called or calls for an annual or special meeting of shareholders to be held within ninety (90) days after the secretary receives the Written Request and the Board of Directors determines in good faith that the business of such annual or special meeting is to include (among any other matters properly to be brought before the annual or special meeting) the business specified in the Written Request, or (iii) an annual or special meeting that included the business specified in the Written Request (as determined in good faith by the Board of Directors) was held not more than ninety (90) days before the Written Request was received by the Secretary, or (iv) the Written Request or any solicitation of consents to such action by written consent was made in a manner that involved a violation of Regulation 14A under the Exchange Act or other applicable law.

(f)    Inspectors of Election. In the event of the delivery, in the manner provided by this Section 3.10 and applicable law, to the Corporation of the requisite written consent or consents to take action and any related revocation or revocations, the Corporation shall appoint one or more inspectors of election, who may be employees of the Corporation, for the purpose of promptly performing a ministerial review of the validity of the consents and revocations. For the purpose of permitting the inspectors to perform such review, no action by written consent without a meeting shall be effective until such date as the inspectors certify to the Corporation that the consents delivered to the Corporation in accordance with this Section 3.10 represent not less than the minimum number of votes necessary to take the action at a meeting at which all shareholders entitled to vote on the action are present and voting. If after such review the inspectors shall determine that the written consent or consents are valid and that the action specified therein has been validly authorized, that fact shall be certified in the records of the meetings of shareholders, and the written consent or consents shall be filed with such records. Nothing contained in this Section 3.10 shall in any way be construed to suggest or imply that the Board of Directors or any shareholder shall not be entitled to contest the validity of any consent or revocation thereof, whether before or after such certification by the inspectors, or to take any other action with respect thereto.

(g)    Date of Written Consent; Notice to Shareholders. Every written consent shall bear the date of signature of each shareholder who signs the consent, and no written consent shall be effective to take the action set forth therein unless, within sixty (60) days of the earliest dated consent delivered in accordance with this Section 3.10, a written consent or consents signed by shareholders having the requisite votes to take such action are delivered to the Secretary in the manner prescribed in this Section 3.10. The action by written consent will take effect as of the date and time of the certification of the written consents in accordance with Section 3.10(f) of these Bylaws, unless otherwise provided by law.

(h)    Effectiveness of Written Consent. Notwithstanding anything in these Bylaws to the contrary, no action may be taken by the shareholders by less than unanimous written consent except in accordance with the Articles and these Bylaws. If the Board of Directors shall determine that any request to fix a record date or to take shareholder action by written consent was not properly made in accordance with the Articles and these Bylaws, or the shareholder or shareholders seeking to take such action do not otherwise comply with the Articles and these Bylaws, then the Board of Directors shall not be required to fix a record date and any such purported action by written consent shall be null and void to the fullest extent permitted by applicable law. In addition to the requirements of the Articles and these Bylaws with respect to shareholders seeking to take an action by written consent, any shareholder seeking to have the shareholders authorize or take corporate action by written consent shall comply with all requirements of applicable law, including all requirements of the Exchange Act, with respect to such action. Notwithstanding anything in the Articles or these Bylaws to the contrary shareholders may act without a meeting by unanimous written consent, and none of the foregoing provisions shall apply to such action. Any action by written consent must be a proper subject for shareholder action by written consent under applicable law.

3.11            Proxies. Each shareholder entitled to vote at a meeting of shareholders or to express consent or dissent to corporate action in writing without a meeting may authorize another person or persons to act for such shareholder by proxy, but no such proxy shall be voted or acted upon after eleven months from its date, unless the proxy provides for a longer period. Proxies need not be filed with the Secretary until the meeting is called to order, but shall be filed with the Secretary before being voted. Without limiting the manner in which a shareholder may authorize another person or persons to act for such shareholder as proxy, either of the following shall constitute a valid means by which a shareholder may grant such authority. No shareholder shall have cumulative voting rights.

(a)            A shareholder may execute a writing authorizing another person or persons to act for such shareholder as proxy. Execution may be accomplished by the shareholder or such shareholder’s authorized officer, director, employee or agent signing such writing or causing such person’s signature to be affixed to such writing by any reasonable means, including, but not limited to, by facsimile signature.

(b)            A shareholder may authorize another person or persons to act for such shareholder as proxy by transmitting or authorizing the transmission of an electronic transmission to the person who will be the holder of the proxy or to a proxy solicitation firm, proxy support service organization or like agent duly authorized by the person who will be the holder of the proxy to receive such transmission, provided that any such electronic transmission must either set forth or be submitted with information from which it can be determined that the electronic transmission was authorized by the shareholder. Any copy, facsimile telecommunication or other reliable reproduction of the writing or transmission authorizing another person or persons to act as proxy for a shareholder may be substituted or used in lieu of the original writing or transmission for any and all purposes for which the original writing or transmission could be used; provided that such copy, facsimile telecommunication or other reproduction shall be a complete reproduction of the entire original writing or transmission.

ARTICLE IV

BOARD OF DIRECTORS

4.1            Number. The Board of Directors shall consist of one or more individuals, with the number fixed by the shareholders at the annual meeting or by the Board of Directors. Except as otherwise provided in these Bylaws or in the Articles of Organization, the shareholders shall elect the Directors at the annual shareholder’s meeting.

4.2            Powers. Except as reserved to the shareholders by law, by the Articles or by these Bylaws, the business of the Corporation shall be managed by the Directors who shall have and may exercise all the powers of the Corporation. In particular, and without limiting the generality of the foregoing, the Directors may at any time issue all or from time to time any part of the unissued capital stock of the Corporation from time to time authorized under the Articles and may determine, subject to any requirements of law, the consideration for which stock is to be issued and the manner of allocating such consideration between capital and surplus. The Board may from time to time declare, and the Corporation may pay, dividends (payable in cash, property or shares of the Corporation’s capital stock) on the Corporation’s outstanding shares of capital stock, subject to applicable law and the Articles.

4.3            Compensation. Unless otherwise restricted by the Articles or these Bylaws, the Board shall have the authority to fix the compensation of Directors, including for service on a committee of the Board, and may be paid either a fixed sum for attendance at each meeting of the Board or other compensation as Director. The Directors may be reimbursed their expenses, if any, of attendance at each meeting of the Board. No such payment shall preclude any Director from serving the Corporation in any other capacity and receiving compensation therefor. Members of committees of the Board may be allowed like compensation and reimbursement of expenses for service on the committee.

4.4            Resignation and Removal. Any Director may resign at any time by delivering a resignation in writing to the Board of Directors, the Chairman of the Board or to the Corporation. Such resignation shall be effective upon receipt unless specified to be effective at some other time. Any Director or Directors or the entire Board of Directors may be removed from office (a) only for Cause (as defined in Section 8.06(f)(2) of the MBCA) by the affirmative vote of a majority of the shares entitled to vote at an election of Directors and (b) only at a shareholder meeting called for the purpose of removing the Director or Directors where the notice of the meeting states that such removal is the purpose or one of the purposes of the meeting. No Director resigning, and (except where a right to receive compensation shall be expressly provided in a duly authorized written agreement with the Corporation) no Director removed, shall have the right to any compensation as such director for any period following such Director’s removal, or any right to damages on account of such removal, whether such Director’s compensation be by the month or by the year or otherwise, unless in the case of a resignation, the Directors, or in case of a removal, the shareholders, shall in their discretion provide for compensation.

4.5            Vacancies. If a vacancy occurs on the Board of Directors, including a vacancy resulting from an increase in the number of Directors: (a) the shareholders may fill the vacancy; (b) the Board of Directors may fill the vacancy; or (c) if the Directors remaining in office constitute fewer than a quorum of the Board, they may fill the vacancy by the affirmative vote of a majority of all the Directors remaining in office. A vacancy that will occur at a specific later date may be filled before the vacancy occurs but the new Director may not take office until the vacancy occurs.

4.6            Committees. The Directors may, by vote of a majority of the Directors then in office, elect from their number one or more committees and delegate to any such committee or committees some or all of the power of the Directors except those which by law, by the Articles or by these Bylaws they are prohibited from delegating. Except as the Directors may otherwise determine, any such committee may make rules for the conduct of its business, but unless otherwise provided by the Directors or such rules, its business shall be conducted as nearly as may be in the same manner as is provided by these Bylaws for the conduct of business by the Directors.

4.7            Regular Meetings. Regular meetings of the Directors may be held without call or notice at such places and at such times as the Directors may from time to time determine, provided that reasonable notice of the first regular meeting following any such determination shall be given to absent Directors. A regular meeting of the Directors may be held without call or notice immediately after and at the same place as the annual meeting of the shareholders.

4.8            Special Meetings. Special meetings of the Directors may be held at any time and at any place designated in the notice of the meeting, when called by the Chairman of the Board, the Chief Executive Officer, or by two or more Directors, notice thereof being given to each Director by the Secretary or an Assistant Secretary, or by the officer or one of the Directors calling the meeting.

4.9            Notice. In addition to the forms of notice permitted by Article V, a written notice of a meeting of the Directors may be given to a Director in person, by mail or express overnight courier addressed to a Director at such Director’s usual or last known business or residence address, or by delivering such notice by electronic transmission directed to such Director at an address given to the Corporation by the Director or otherwise in such manner as the director shall have specified to the Corporation, including by facsimile transmission, electronic mail or posting to an electronic network. Oral notice of a meeting may be given to a Director in person or by telephone. Notice of a meeting need not be given to any Director if a written waiver of notice, executed by such Director before or after the meeting, is filed with the records of the meeting, or to any Director who attends the meeting without protesting prior thereto or at its commencement the lack of notice to such director. Neither notice of a meeting nor a waiver of a notice need specify the purposes of the meeting.

4.10          Quorum. Unless otherwise provided by law, at any meeting of the Directors a majority of the Directors then in office shall constitute a quorum. Any meeting may be adjourned from time to time by a majority of the votes cast upon the question, whether or not a quorum is present, and the meeting may be held as adjourned without further notice.

4.11          Action by Vote. When a quorum is present at any meeting, a majority of the Directors present may take any action, except when a larger vote is required by law, by the Articles or by these Bylaws.

4.12          Action by Writing. Unless the Articles otherwise provide, any action required or permitted to be taken at any meeting of the Directors, including without limitation, the approval of any transaction under Section 8.31(c) of the MBCA, may be taken without a meeting if all the Directors consent to the action in writing or by means of electronic transmission and such written consents are filed with the records of the meetings of the Directors. Such consents shall be treated for all purposes as votes taken at a meeting.

4.13          Presence Through Communications Equipment. Unless otherwise provided by law or by the Articles, members of the Board of Directors may participate in a meeting of such Board by means of a conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other at the same time and participation by such means shall constitute presence in person at a meeting.

4.14          Chairman of the Board. The Chairman of the Board of Directors (if there be such an individual appointed) shall, except as the Directors shall otherwise determine, preside at all meetings of the Directors and of the shareholders. The Chairman of the Board shall have the duties and powers specified in these Bylaws and shall have such other duties and powers as may be determined by the Directors. The Chairman of the Board shall be a Director of the Corporation. In the absence (or inability or refusal to act) of the Chairman of the Board of Directors, any Chief Executive Officer shall preside when present at all meetings of the shareholders and the Board of Directors. The powers and duties of the Chairman of the Board of Directors shall not include supervision or control of the preparation of the financial statements of the Corporation (other than through participation as a member of the Board of Directors). The position of Chairman of the Board of Directors and Chief Executive Officer may be held by the same person.

ARTICLE V

MEANS OF GIVING NOTICE

5.1            Notice to Directors. Whenever under applicable law, the Articles or these Bylaws notice is required to be given to any Director, such notice shall be given either (i) in writing and sent by mail, or by a nationally recognized delivery service, (ii) by means of facsimile telecommunication or other form of electronic transmission, or (iii) by oral notice given personally or by telephone. A notice to a Director will be deemed given as follows: (i) if given by hand delivery, orally, or by telephone, when actually received by the Director, (ii) if sent through the United States mail, when deposited in the United States mail, with postage and fees thereon prepaid, addressed to the Director at the Director’s address appearing on the records of the Corporation, (iii) if sent for next day delivery by a nationally recognized overnight delivery service, when deposited with such service, with fees thereon prepaid, addressed to the director at the director’s address appearing on the records of the Corporation, (iv) if sent by facsimile telecommunication, when sent to the facsimile transmission number for such director appearing on the records of the Corporation, (v) if sent by electronic mail, when sent to the electronic mail address for such Director appearing on the records of the Corporation, or (vi) if sent by any other form of electronic transmission, when sent to the address, location or number (as applicable) for such Director appearing on the records of the Corporation.

5.2            Notice to Shareholders. Whenever under applicable law, the Articles or these Bylaws notice is required to be given to any shareholder, such notice may be given (i) in writing and sent either by hand delivery, through the United States mail, or by a nationally recognized overnight delivery service for next day delivery, or (ii) by means of a form of electronic transmission consented to by the shareholder, to the extent permitted by, and subject to the conditions set forth in Section 7.05 of the MBCA. A notice to a shareholder shall be deemed given as follows: (i) if given by hand delivery, when actually received by the shareholder, (ii) if sent through the United States mail, when deposited in the United States mail, with postage and fees thereon prepaid, addressed to the shareholder at the shareholder’s address appearing on the stock ledger of the Corporation, (iii) if sent for next day delivery by a nationally recognized overnight delivery service, when deposited with such service, with fees thereon prepaid, addressed to the shareholder at the shareholder’s address appearing on the stock ledger of the Corporation, and (iv) if given by a form of electronic transmission consented to by the shareholder to whom the notice is given and otherwise meeting the requirements set forth above, (A) if by facsimile transmission, when directed to a number at which the shareholder has consented to receive notice, (B) if by electronic mail, when directed to an electronic mail address at which the shareholder has consented to receive notice, (C) if by a posting on an electronic network together with separate notice to the shareholder of such specified posting, upon the later of (1) such posting and (2) the giving of such separate notice, and (D) if by any other form of electronic transmission, when directed to the shareholder. A shareholder may revoke such shareholder’s consent to receiving notice by means of electronic communication by giving written notice of such revocation to the Corporation. Any such consent shall be deemed revoked if (1) the Corporation is unable to deliver by electronic transmission two consecutive notices given by the Corporation in accordance with such consent and (2) such inability becomes known to the Secretary or an Assistant Secretary or to the Corporation’s transfer agent, or other person responsible for the giving of notice; provided, however, the inadvertent failure to treat such inability as a revocation shall not invalidate any meeting or other action.

5.3            Electronic Transmission. “Electronic transmission” means any form of communication, not directly involving the physical transmission of paper, that creates a record that may be retained, retrieved and reviewed by a recipient thereof, and that may be directly reproduced in paper form by such a recipient through an automated process, including but not limited to transmission by telex, facsimile telecommunication, electronic mail, telegram and cablegram.

5.4            Exceptions to Notice Requirements.

(a)             Whenever notice is required to be given under any provision of this chapter to any shareholder, the notice shall not be required to be given if (a) notice of 2 consecutive annual meetings, and all notices of meetings during the period between the 2 consecutive annual meetings, have been sent to the shareholder at the shareholder's address as shown on the records of the corporation and have been returned undeliverable; or (b) all, but not less than 2, payments of dividends on securities during a 12–month period, or 2 consecutive payments of dividends on securities during a period of more than 12 months, have been sent to the shareholder at the shareholder’s address as shown on the records of the Corporation and have been returned undeliverable.

(b)             If the shareholder shall deliver to the Corporation a written notice setting forth the shareholder's then-current address, the requirement that notice be given to the shareholder shall be reinstated.

(c)             If the Corporation is unable to deliver notice to any shareholder to an address furnished by the shareholder for the purpose and the inability becomes known to the Secretary or an Assistant Secretary of the corporation, the transfer agent or other person responsible for the giving of notice, the Corporation shall take such action as shall be reasonable in the circumstances to inform the shareholder of the inability and to request the shareholder to furnish a new address for the receipt of notices. Attempting to contact the shareholder at such other address, if any, as the corporation may have for the shareholder is deemed reasonable. The Corporation may continue to rely on the address last furnished by the shareholder for notice until it is furnished in writing a new address for notice. The failure of the Corporation to take the action required by this subsection shall not invalidate any meeting or other action.

ARTICLE VI

OFFICERS AND AGENTS

6.1            Enumeration; Qualification.    The officers of the Corporation shall be a President, a Treasurer, a Secretary, and such other officers, if any, as the incorporators at their initial meeting, or the Directors from time to time, may in their discretion elect or appoint. The Corporation may also have such agents, if any, as the incorporators at their initial meeting, or the Directors from time to time, may in their discretion appoint. Any officer may be but none need be a Director or shareholder of the corporation. Any two or more offices may be held by the same person. Any officer may be required by the Directors to give bond for the faithful performance of such officer’s duties to the Corporation in such amount and with such sureties as the Directors may determine. Any number of offices may be held by the same person unless the Articles or these Bylaws otherwise provide. Officers need not be shareholders or residents of the Commonwealth of Massachusetts.

6.2            Powers. Subject to law, to the Articles and to these Bylaws, each officer shall have, in addition to the duties and powers herein set forth, such duties and powers as are commonly incident to such individual’s office and such duties and powers as the Directors may from time to time designate.

6.3            Appointment. The President, the Treasurer, the Secretary and other officers, if any, may be appointed by the Board of Directors at any time.

6.4            Tenure. Except as otherwise provided by law, by the Articles or by these Bylaws, each officer of the Corporation shall hold office until such officer dies, resigns, is removed or becomes disqualified unless a shorter period shall have been specified by the terms of such officer’s appointment. Each agent shall retain authority as an agent at the pleasure of the directors.

6.5            Resignation and Removal. Any officer may resign at any time by delivering a resignation in writing to the President, the Secretary or to a meeting of the Directors. Such resignation shall be effective upon receipt unless specified to be effective at some other time. The Directors may remove (whether or not such individual remains in a different capacity within the Corporation (either as an officer or employee)) any officer elected by them with or without cause at any time. No officer resigning, and (except where a right to receive compensation shall be expressly provided in a duly authorized written agreement with the Corporation) no officer removed, shall have the right to any compensation as such officer for any period following such removal, or any right to damages on account of such removal, whether such officer’s compensation be by the month or by the year or otherwise, unless the Directors in their discretion provide for compensation.

6.6            Vacancies. If the office of any officer becomes vacant, the Directors may elect or appoint a successor by vote of a majority of the Directors present. Each such successor shall hold office until such individual’s successor is chosen and qualified, or in each case until the successor sooner dies, resigns, is removed (whether or not such individual remains in a different capacity within the Corporation (either as an officer or an employee)) or becomes disqualified. Any vacancy occurring in any office appointed by any Chief Executive Officer or President may be filled by any Chief Executive Officer, or President, as the case may be, unless the Board of Directors then determines that such office shall thereupon be elected by the Board of Directors, in which case the Board of Directors shall elect such officer.

6.7            President. The President of the Corporation shall, subject to the control of the Directors, have general charge and supervision of the business of the Corporation and, if the Chairman of the Board is unable to do so pursuant to Section 4.15 of these Bylaws, preside at all meetings of the shareholders and of the Directors, unless the Board of Directors shall otherwise determine. Except as the Directors may otherwise determine, the Corporation’s Chief Executive Officer, if any, shall also be the Corporation’s President.

6.8            Vice Presidents. Any Vice President(s) shall have the duties and powers specified in these Bylaws and such other duties and powers as may be determined by the Directors.

6.9            Treasurer and Assistant Treasurers. The Treasurer shall have the duties and powers specified in these Bylaws and shall have such other duties and powers as may be designated from time to time by the Directors. Any Assistant Treasurer(s) shall have such duties and powers as shall be designated from time to time by the Directors.

6.10          Secretary and Assistant Secretaries. The Secretary shall record all proceedings of the shareholders in a book or series of books to be kept therefor, which book or books shall be kept at the principal office of the Corporation or at the office of its transfer agent or of its Secretary and shall be open at all reasonable times to the inspection of any shareholder. In the absence of the Secretary from any meeting of shareholders, an Assistant Secretary, or if there be none or such Assistant Secretary is absent, a temporary Secretary chosen at the meeting, shall record the proceedings thereof in the aforesaid book. Unless a transfer agent has been appointed, the Secretary shall keep or cause to be kept the stock and transfer records of the Corporation, which shall contain the names and record addresses of all shareholders and the amount of stock held by each. The Secretary shall keep a true record of the proceedings of all meetings of the Directors and in the Secretary’s absence from any such meeting an Assistant Secretary, or if there be none or such Assistant Secretary is absent, a temporary Secretary chosen at the meeting, shall record the proceedings thereof. The Secretary shall also have such other duties and powers as may be designated from time to time by the Directors. Any Assistant Secretary shall have such other duties and powers as shall be designated from time to time by the directors.

6.11          Chief Financial Officer. The Chief Financial Officer shall perform all duties commonly incident to that office (including, without limitation, the care and custody of the funds and securities of the Corporation, which from time to time may come into the Chief Financial Officer’s hands and the deposit of the funds of the Corporation in such banks or trust companies as the Board, any Chief Executive Officer or the President may authorize).

6.12          Other Officers. The Board of Directors may delegate the power to appoint such other officers and agents, and may also remove such officers and agents or delegate the power to remove same, as it shall from time to time deem necessary or desirable.

ARTICLE VII

CAPITAL STOCK

7.1            Number and Par Value. The total number of shares and the par value, if any, of each class of stock which the Corporation is authorized to issue shall be as stated in the Articles.

7.2            Stock Certificates. The Board of Directors may provide by resolution or resolutions that some or all of any or all classes or series of the Corporation’s stock shall be uncertificated shares. Any such resolution shall not apply to shares represented by a certificate until such certificate is surrendered to the Corporation. Every holder of shares of the Corporation represented by certificates shall be entitled to a certificate stating the number and the class and the designation of the series, if any, of the shares held by such shareholder, in such form as shall, in conformity to law, be prescribed from time to time by the directors. Such certificate shall be signed by the President or a Vice President and by the Treasurer or an Assistant Treasurer. Such signatures may be facsimiles. In case any officer who has signed or whose facsimile signature has been placed on such certificate shall have ceased to be such officer before such certificate is issued, it may be issued by the Corporation with the same effect as if such individual were such officer at the time of its issue. Each certificate for shares of stock which are subject to any restriction on transfer pursuant to the Articles, these Bylaws, applicable securities laws or any agreement among any number of shareholders or among such holders and the Corporation shall have conspicuously noted on the face or back of the certificate either the full text of the restriction or a statement of the existence of such restriction.

7.3            Multiple Classes of Stock. If the Corporation shall be authorized to issue more than one class of stock or more than one series of any class, the Corporation shall (a) cause the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights to be set forth in full or summarized on the face or back of any certificate that the Corporation issues to represent shares of such class or series of stock or (b) in the case of uncertificated shares, within a reasonable time after the issuance or transfer of such shares, send to the registered owner thereof a written notice containing the information required to be set forth on certificates as specified in clause (a) above; provided, however, that, except as otherwise provided by applicable law, in lieu of the foregoing requirements, there may be set forth on the face or back of such certificate or, in the case of uncertificated shares, on such written notice a statement that the Corporation will furnish without charge to each shareholder who so requests the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences or rights.

7.4            Loss of Certificates. In the case of the alleged loss or destruction or the mutilation of a certificate of stock, a duplicate certificate may be issued in place thereof, upon such conditions as the Directors may prescribe.

ARTICLE VIII

TRANSFER OF SHARES OF STOCK

8.1            Transfer on Books. Subject to the restrictions, if any, stated or noted on the stock certificates, shares of stock may be transferred on the books of the Corporation by the surrender to the Corporation or its transfer agent of the certificate therefor properly endorsed or accompanied by a written assignment and power of attorney properly executed, with necessary transfer stamps affixed, and with such proof of the authenticity of signature as the directors or the transfer agent of the Corporation may reasonably require. Except as may otherwise be required by law, by the Articles or by these Bylaws, the Corporation shall be entitled to treat the record holder of stock as shown on its books as the owner of such stock for all purposes, including the payment of dividends and the right to receive notice and to vote with respect thereto, regardless of any transfer, pledge or other disposition of such stock until the shares have been transferred on the books of the Corporation in accordance with the requirements of these Bylaws. It shall be the duty of each shareholder to notify the Corporation of such shareholder’s address.

8.2            Record Date and Closing Transfer Books. The Directors may fix in advance a time, which shall not be more than 70 days before the date of any meeting of shareholders or the date for the payment of any dividend or making of any distribution to shareholders or the last day on which the consent or dissent of shareholders may be effectively expressed for any purpose, as the record date for determining the shareholders having the right to notice of and to vote at such meeting and any adjournment thereof or the right to receive such dividend or distribution or the right to give such consent or dissent, and in such case only shareholders of record on such record date shall have such right, notwithstanding any transfer of stock on the books of the Corporation after the record date; or without fixing such record date the Directors may for any of such purposes close the transfer books for all or any part of such period. If no record date is fixed and the transfer books are not closed:

(a)             The record date for determining shareholders having the right to notice of and to vote at a meeting of shareholders shall be at the close of business on the date next preceding the date on which notice is given; and

(b)             The record date for determining shareholders for any other purpose shall be at the close of business on the day on which the Board of Directors acts with respect thereto.

ARTICLE IX

CORPORATE SEAL

9.1            Corporate Seal. The Corporation may adopt a corporate seal in a form approved by the Board of Directors. The Corporation shall not be required to use the corporate seal and the lack of the corporate seal shall not affect an otherwise valid contract or other instrument executed by the Corporation.

ARTICLE X

EXECUTION OF PAPERS

10.1          Execution. Except as the Directors may generally or in particular cases authorize the execution thereof in some other manner, all deeds, leases, transfers, contracts, bonds, notes, checks, drafts and other obligations made, accepted or endorsed by the Corporation shall be signed by the President, Chief Executive Officer, Chief Financial Officer, or by one of the Vice Presidents or by the Treasurer.

ARTICLE XI

FISCAL YEAR

11.1          Fiscal Year. The fiscal year of the Corporation shall end on December 31.

ARTICLE XII

AMENDMENTS

12.1          Amendment. These Bylaws may be altered, amended or repealed at any annual or special meeting of the shareholders called for the purpose, of which the notice shall specify the subject matter of the proposed alteration, amendment or repeal or the sections to be affected thereby, by vote of the shareholders, provided that any such action will require the affirmative vote of the holders of at least a majority of the outstanding shares of Common Stock entitled to vote thereon. In furtherance and not in limitation of the foregoing, the Board of Directors is expressly authorized to alter, amend or repeal these Bylaws by vote of a majority of the Directors then in office, except that the Directors shall not take any action which provides for indemnification of Directors nor any action to amend this Article XII, and except that the Directors shall not take any action unless permitted by law. Any Bylaw so altered, amended or repealed by the Directors may be further altered or amended or reinstated by the shareholders in the above manner.

Adopted and in effect as of June 20, 2024